Exhibit 99.1

Designated Filer:  Spencer Capital Management, LLC
Issuer & Ticker Symbol:   Celebrate Express, Inc.  (BDAY)
Date of Event Requiring Statement:  July 5, 2006




1.   Name:    Kenneth H. Shubin Stein, MD, CFA
     Address: 1995 Broadway, Suite 1801
              New York, NY 10023

Date:  July 7, 2006



                                  By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                     -------------------------------------------
                                     Kenneth H. Shubin Stein, MD, CFA